UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 30, 2013

ASPECT SOFTWARE GROUP HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands	333-170936	98-0587778
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

300 Apollo Drive
Chelmsford, Massachusetts 01824
(Address of principal executive offices, zip code)
(978) 250-7900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On April 30, 2013, the Board of Directors (the “Board”) of Aspect Software Group Holdings Ltd. (the “Company”) appointed Mr. Louis Hernandez, Jr. as a member of the Board. Mr. Hernandez is currently the President and Chief Executive Officer (“CEO”) of Avid Technology (“Avid”), a global provider of audio and video technology for creative and media professionals.  Prior to Avid, Mr. Hernandez was Chairman and CEO for Open Solutions, a global provider of state-of-the-art enterprise technologies for financial institutions. Mr. Hernandez also serves as an active Board member for HSBC North America Holdings Inc. and previously provided board service to Unica Corporation and Mobius Management Systems.

In order to align Mr. Hernandez's interests with those of the Company and its shareholders, the Directors approved Mr. Hernandez's eligibility in the Company's value creation incentive plan (“VCIP”). Under the VCIP, upon a liquidity event, as defined, Mr. Hernandez will receive a predetermined bonus based on the Company's equity value once it exceeds a certain threshold.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPECT SOFTWARE GROUP HOLDINGS LTD.
Date: May 2, 2013	By:	/s/ Robert J. Krakauer
		Name:	Robert J. Krakauer
		Title:	Executive Vice President and Chief Financial Officer